JOINT FILING STATEMENT

         In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of this Schedule 13D (including any and all amendments thereto) with respect to the Ordinary Shares, par value 10 pence per share and Limited Voting Shares, par value 10 pence per share, of Telewest Communications plc, and further agree to the filing of this Agreement as an exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to this Schedule 13D.

Dated:  July 17, 2000

                                            MICROSOFT CORPORATION

                                            By: /s/ Robert A. Eshelman
                                               ---------------------------------
                                               Name:   Robert A. Eshelman
                                               Title:  General Counsel,
                                                       Finance and Operations;
                                                       Assistant Secretary

                                            MICROSOFT UK CABLE, INC.

                                            By: /s/ Robert A. Eshelman
                                               ---------------------------------
                                               Name:   Robert A. Eshelman
                                               Title:  Secretary

                                            MICROSOFT CABLE PARTNERSHIP
                                            HOLDINGS, INC.

                                            By: /s/ Robert A. Eshelman
                                               ---------------------------------
                                               Name:   Robert A. Eshelman
                                               Title:  Secretary